DERIVED INFORMATION [4/18/07]

[$11,825,000]

Class M-3

Mezzanine Bonds Offered

(Approximate)

[$527,450,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2007-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-140945 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

HEAT 2007-3
CLASS M-3
Triggers Functional
To Maturity
12 Mos Lag	Spread = 0.60%
100% PPC
Priced at Par

Table 1 - Class M-3

40% Severity
Yield	3.8%	5.8%	7.8%
Discount Margin	70	72	71
Wtd Ave Life	7.7	7.6	7.5
Total Coll Losses to Maturity	17.9%	18.1%	18.2%
DM-Break CDR	23.6%	24.1%	24.2%
Loss on M-3	41,318.25	13,901.66	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	7.5	7.4	7.5
Total Coll Losses to Maturity	17.8%	18.1%	18.2%
B/E CDR	23.5%	24.0%	24.2%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% Severity
Yield	3.8%	5.8%	7.8%
Discount Margin	73	72	68
Wtd Ave Life	8.4	8.4	8.4
Total Coll Losses to Maturity	18.3%	18.6%	18.6%
DM-Break CDR	17.8%	18.1%	18.1%
Loss on M-3	-	-	65,594.10
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	8.4	8.4	8.2
Total Coll Losses to Maturity	18.3%	18.6%	18.5%
B/E CDR	17.8%	18.1%	18.0%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

60% Severity
Yield	3.8%	5.9%	7.9%
Discount Margin	73	72	71
Wtd Ave Life	8.9	9.0	9.0
Total Coll Losses to Maturity	18.7%	18.9%	18.8%
DM-Break CDR	14.3%	14.5%	14.4%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	8.9	9.0	9.0
Total Coll Losses to Maturity	18.7%	18.9%	18.8%
B/E CDR	14.3%	14.5%	14.4%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2007-3
CLASS M-3
Triggers Functional
To Maturity
12 Mos Lag	Spread = 0.60%
100% PPC
Priced at Par

Table 2 - Class M-3

40% Severity
Yield	3.7%	5.8%	7.8%
Discount Margin	62	68	67
Wtd Ave Life	8.3	8.2	8.2
Total Coll Losses to Maturity	15.7%	15.7%	15.6%
DM-Break CDR	19.6%	19.6%	19.4%
Loss on M-3	161,108.42	89,802.46	90,138.89
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	8.1	8.0	8.0
Total Coll Losses to Maturity	15.7%	15.7%	15.6%
B/E CDR	19.5%	19.5%	19.3%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% Severity
Yield	3.8%	5.8%	7.9%
Discount Margin	69	63	70
Wtd Ave Life	9.0	8.9	8.7
Total Coll Losses to Maturity	16.5%	16.5%	16.3%
DM-Break CDR	15.4%	15.4%	15.1%
Loss on M-3	79,196.30	193,782.26	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	8.7	8.7	7.7
Total Coll Losses to Maturity	16.4%	16.4%	16.3%
B/E CDR	15.3%	15.3%	15.1%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

60% Severity
Yield	3.8%	5.9%	7.9%
Discount Margin	70	72	70
Wtd Ave Life	9.5	9.2	9.2
Total Coll Losses to Maturity	17.0%	17.0%	16.7%
DM-Break CDR	12.7%	12.6%	12.4%
Loss on M-3	56,050.41	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	9.1	9.2	9.2
Total Coll Losses to Maturity	16.9%	17.0%	16.7%
B/E CDR	12.6%	12.6%	12.4%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2007-3
CLASS M-3
Triggers Functional
To Maturity
12 Mos Lag	Spread = 0.60%
50% Severity
Priced at Par

Table 3 - Class M-3

200% PPC
Yield	3.7%	5.7%	7.7%
Discount Margin	60	71	66
Wtd Ave Life	1.7	3.7	3.7
Total Coll Losses to Maturity	5.3%	15.5%	16.2%
DM-Break CDR	8.9%	28.2%	29.7%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	3.7	3.7	3.7
Total Coll Losses to Maturity	15.1%	15.5%	16.2%
B/E CDR	27.5%	28.2%	29.7%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

100% PPC
Yield	3.8%	5.8%	7.8%
Discount Margin	73	72	68
Wtd Ave Life	8.4	8.4	8.4
Total Coll Losses to Maturity	18.3%	18.6%	18.6%
DM-Break CDR	17.8%	18.1%	18.1%
Loss on M-3	-	-	65,594.10
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	8.4	8.4	8.2
Total Coll Losses to Maturity	18.3%	18.6%	18.5%
B/E CDR	17.8%	18.1%	18.0%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% PPC
Yield	3.9%	5.9%	8.0%
Discount Margin	71	68	69
Wtd Ave Life	14.2	14.4	14.6
Total Coll Losses to Maturity	24.1%	23.7%	22.9%
DM-Break CDR	14.6%	14.2%	13.3%
Loss on M-3	48,567.20	133,593.77	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	13.6	13.9	14.6
Total Coll Losses to Maturity	24.0%	23.6%	22.9%
B/E CDR	14.5%	14.1%	13.3%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2007-3
CLASS M-3
Triggers Functional
To Maturity
12 Mos Lag	Spread = 0.60%
50% Severity
Priced at Par

Table 4 - Class M-3

200% PPC
Yield	3.7%	5.7%	7.6%
Discount Margin	60	71	65.0%
Wtd Ave Life	1.7	3.8	3.7%
Total Coll Losses to Maturity	5.0%	14.1%	14.8%
DM-Break CDR	8.3%	25.3%	26.7%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	3.8	3.8	3.7
Total Coll Losses to Maturity	13.8%	14.1%	14.8%
B/E CDR	24.7%	25.3%	26.7%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

100% PPC
Yield	3.8%	5.8%	7.9%
Discount Margin	69	63	70
Wtd Ave Life	9.0	8.9	8.7
Total Coll Losses to Maturity	16.5%	16.5%	16.3%
DM-Break CDR	15.4%	15.4%	15.1%
Loss on M-3	79,196.30	193,782.26	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	8.7	8.7	7.7
Total Coll Losses to Maturity	16.4%	16.4%	16.3%
B/E CDR	15.3%	15.3%	15.1%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% PPC
Yield	4.0%	5.9%	8.0%
Discount Margin	72	64	68
Wtd Ave Life	14.9	15.6	16.0
Total Coll Losses to Maturity	21.7%	21.1%	20.0%
DM-Break CDR	12.3%	11.7%	10.7%
Loss on M-3	-	316,755.18	68,160.04
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	14.9	15.0	15.3
Total Coll Losses to Maturity	21.7%	21.0%	19.8%
B/E CDR	12.3%	11.6%	10.6%
Loss on M-3	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps